Exhibit 99.2

LaBranche & Co Inc.

Jeffrey A. McCutcheon

Senior Vice President and Chief Financial Officer

(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics

Investors:  Michael Polyviou / Theresa Kelleher

(212) 850-5600

LABRANCHE & CO INC. ANNOUNCES CHANGES IN SENIOR MANAGEMENT

NEW YORK, New York, April 25, 2006 – LaBranche & Co Inc. (NYSE:LAB) announced today that Jeffrey A. McCutcheon, LaBranche’s Managing Director of Corporate Finance since January 2005, has replaced Jeffrey M. Chertoff as Senior Vice President and Chief Financial Officer. LaBranche also announced the appointment of  William J. Burke, III as the Company’s Chief Operating Officer. L. Thomas Patterson has assumed Mr. Burke’s position as Chief Executive Officer of LaBranche Financial Services, Inc., LaBranche’s institutional execution and clearing subsidiary, for whom Mr. Patterson has been chief financial officer since September 2002. In addition, Stephen H. Gray, LaBranche’s General Counsel, will succeed Mr. Burke as the Company’s Corporate Secretary.  Mr. Chertoff will remain with the Company and help with the management transition. These changes are all effective April 25, 2006.

“I am pleased to announce the appointment of Jeffrey McCutcheon as our new Chief Financial Officer and William Burke as our new Chief Operating Officer,” said Michael LaBranche, Chairman and Chief Executive Officer. “In giving the new responsibilities to these individuals, we recognize the important contributions made by them as the Company has expanded domestically and internationally into new products and marketplaces.”

From September 2002 to January 2005, Mr. McCutcheon served as LaBranche’s Director of Taxes and Special Projects and has been the chairman of the Company’s Sarbanes-Oxley Act steering committee since January 2003.  From May 1995 to January 2002, Mr. McCutcheon was the general manager of taxation at DaimlerChrysler N.A., and from April 1992 to May 1995, he was a financial reporting manager at Mercedes-Benz USA.  From 1986 to April 1992, Mr. McCutcheon was an auditor with the public accounting firm Crowe, Chizek & Co, LLP.  Mr. McCutcheon is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Wall Street Tax Association and the Financial Executives Institute.

Prior to his appointment as Chief Operating Officer, Mr. Burke served as the Chief Executive Officer of LaBranche Financial Services, Inc. and as the Company’s Corporate Secretary since its initial public offering in August 1999.  Mr. Burke was also LaBranche & Co. LLC’s director of business development and director of risk management from October 1999 to January 2003.

LaBranche has scheduled a conference call to review its 2006 first quarter results today at 10:00 a.m. (Eastern). Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com.  A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is a leading Specialist firm. The Company is the Specialist for more than

640 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 107 of which are in the S&P 500 Index. In addition, LaBranche is the Specialist in 49 ETFs and over 640 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.